U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

SOLO INTERNATIONAL, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	000-55137	68-0680819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

871 Coronado Center Drive, Suite 200,
Henderson, NV 89052
 (Address of principal executive offices)

1-888-612-9246
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to Solo International Inc.

On April 20, 2015 the Company entered into a Purchase Agreement (the “Agreement”) with OMR Drilling and Acquisition LLC, a Kentucky corporation with offices located in Albany, Kentucky, to acquire an oil, gas and mineral lease known as the Overstreet Lease encompassing approximately 597 acres located in Monroe County, Kentucky and Clay County Tennessee.  Under the terms of the Agreement, the Company will acquire a 100% Working Interest, equal to an 80% Net Revenue Interest for the purchase price of $25,000 to be paid within 90 days  of the date of the Agreement.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Purchase Agreement	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Solo International, Inc.

Dated: May 5, 2015	By:	/s/ Michael Jacob Cooper Smith
Michael Jacob Cooper Smith, President, Secretary, Treasurer and Director